Exhibit 99.1
ARBN 117 452 454

EXECUTIVE OFFICE	TELEPHONE	(+1) 860 293 2006
7 Custom House Street	FACSIMILE	(+1) 860 293 2349
PORTLAND, MA 04101, USA	WEBSITE	www.magpet.com
MAGELLAN PETROLEUM CORPORATION PROFIT REPORT
For the Year Ended June 30, 2009
(Dollars quoted are US$)
          Magellan Petroleum Corporation (NASDAQ: MPET) (ASX: MGN) reported consolidated net income of $665,000 ($0.02 per share) on gross revenues of $28.2 million for its fiscal year ended June 30, 2009, as compared to a net loss of $8.9 million (loss of $0.21 per share) on revenues of $40.9 million in fiscal 2008.
          Magellan’s President and Chief Executive Officer, William H. Hastings said “After taking into consideration last year’s tax settlement which is a special item, results for Fiscal 2009 reflect the natural decline in Mereenie production and in Palm Valley gas production. We continue to address these items with the Field Operator, Santos, with the objective of increasing efficiency and significantly reducing field operating expense. We believe, given current levels of expense, that consolidation of field management and changing operating regimen will result in significant savings.
          Further work is also being done on an investment strategy to develop new segments of the Mereenie field. The Operator has completed its work in this area and has submitted a preliminary AFE (Approval for Expenditure) and has proposed a series of major steps beginning with new seismic to initiate the Plan.
          Moreover, in July 2009, we completed our first Private Investment transaction with Young Energy Prize S. A. (YEP) and signed a significant Heads of Agreement and Exclusivity Agreement with a major Methanol producer that will lead to the initiation of a feasibility study and commercial negotiations which may result in the construction of a methanol plant in or around the Darwin, NT, Australia area.
          Looking forward, a number of initiatives are active - as noted below;
•	We have started work with an independent advisor to sell or restructure all of our assets in the Cooper Basin, Australia. Initial indications are that there will be considerable interest in bidding on the package(s).These assets are non-core to our strategies and are better suited to being consolidated into other portfolios.

•	Discussions are ongoing regarding consolidation of operations/ownership of our existing fields; Mereenie, Palm Valley, and Dingo. We believe that success in these programs, should they come to fruition, will result in material long-term expense reduction.

•	Gas Sales discussions for near and longer term Mereenie volumes remain very active and promising. We are working to supplement delayed Blacktip volumes and are endeavoring to resolve the situation on a longer-term basis as well. Meantime, full gas flow to Power and Water Corporation (“PWC”) continues and all prices for those sales now fall under the higher-priced Mereenie Sales Agreement 4 (“Backstop Agreement”), which runs on a best endeavors basis through December 31, 2010 unless amended or extended.

•	With the removal of land ownership and royalty issues in the United Kingdom, we are now in a position to initiate drilling at our first United Kingdom onshore location – Markwells Wood. We have ongoing discussions with the Operator, Northern Petroleum. From both an environmental and economic standpoint it is prudent to select a drilling rig that fits the requirements of the area and minimizes local impact – the Operator believes it will be in a position to do that with a target spud date in the early part of the First Quarter – 2010.

•	We are exploring asset opportunities in North America with the idea of adding production and value while monetizing our tax loss carryforward position.

•	As discussed at our Annual Meeting, we have established ownership positions in small-cap, public traded Company(s) that fit our strategy. Those Companies, with significant reserves, are undervalued due to lack of capital and/ or debt rollover problems and will allow us to add value through either the ultimate acquisition of the Company or the increase in share value as we work with that Company to improve the situation.

•	We are actively discussing property transactions and capital infusion so as to take positions in gas supply toward the Methanol feasibility and commercial process mentioned above.
          Our slate of opportunities will draw upon more than 120 collective years of industry experience added to the Company since January, 2009. While there is much work at hand, the Company has placed itself in a position to add value with positive results in any one of the several developments herein.”
The following is a breakdown of the financial results for the fiscal year ended June 30, 2009:
     Oil revenue decreased to $11.5 million in 2009 from $19.8 million in 2008. Oil sales by volume were down 27% year on year, the average price of oil per barrel decreased by 11%, and the US$/Australian$ exchange rate weakened by 17%.
     Gas sales were $14.7 million in 2009 down from $18.5 million in 2008. Gas sales by volume were down 10% year on year due to natural field decline, but the average price per mcf increased 4%. Again, the US$/Australian$ exchange rate weakened by 17%.
     Exploration and dry hole costs increased to $3.5 million in 2009 from $3.3 million in 2008. This increase is due to seismic survey costs related to the Nockatunga fields ($1.4 million), the write off of certain U.K. permits in 2009 ($296,000), and the 17% decrease in the average exchange rate.
     Depletion, depreciation and amortization decreased in 2009 to $6.8 million from $18 million in 2008 due to a weaker exchange rate and due to lower depletable costs, as depletion charges were greater than new capital spending.
     Auditing, accounting and legal services increased in 2009 to $1.6 million from $1.1 million in 2008 due mostly to legal fees related to the completion of the YEP investment transaction and the shareholder agreement (see other financial matters below) of approximately $574,000.
     Other administrative expenses increased to $4.0 million in 2009 from $3.6 million in 2008 due to the exchange rate losses on cash ($461,000), increased travel costs ($125,000), increased repair and maintenance costs ($138,000) and increased due diligences costs related to the YEP transaction ($393,000), partially offset by a decrease in costs related to the ATO settlement ($597,000) that were incurred in 2008 but not in 2009 and a decrease in insurance expenses in 2009 ($247,000).
     The income tax provision decreased due to the decrease in income before taxes as well as the provision for the ATO settlement in the prior fiscal period.
Other Financial Matters
     On July 9, 2009, the Company completed, pursuant to the terms of a definitive purchase agreement and related amendments an equity investment in the Company by the Company’s strategic investor, Young Energy Prize S.A. (“YEP”), through the issuance to YEP of 8,695,652 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and warrants to acquire an additional 4,347,826 shares of Common Stock. The Company received gross proceeds of $10 million, which will be used for working capital and general corporate purposes.
          The Warrant Agreement entitles YEP to purchase 4,347,826 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.20 per Warrant Share. The Warrant has a term of five years and contains certain provisions which would reduce the exercise price. Furthermore The First Amendment to the Purchase Agreement provides that, if YEP completes the purchase of the ANS Shares from the ANS Parties under the ANS-YEP Purchase Agreement, (more fully described in Item 8.01 of the Company’s Form 8-K filed on April 8, 2009,) then the exercise price payable by YEP for the Warrant Shares shall be reduced from $1.20 to $1.15 per share. This transaction was completed on July 30, 2009 reducing the exercise price to $1.15 per share.
Gas Contract
          MPAL’s major customer, Gasgo Pty. Ltd., a subsidiary of Power and Water Corporation (“PWC”) of the Northern Territory has contracted with Eni Australia for the supply of PWC’s Northern Territory gas demand requirement for twenty five years. Eni Australia, has encountered delay but is expected to commence partial production in the near term.The follow-on production schedule and timing is not yet available to us. MPAL and Santos (“Mereenie Producers”) principal Mereenie contracts expired in January and June 2009. Supply obligations ceased in June 2009, however, there is a reasonable endeavor obligation to supply certain of PWC’s requirements through to December 31, 2010. The Mereenie Producers will continue to supply PWC’s gas demand on a reasonable endeavors basis to augment Blacktip production as required until December 31, 2010. MPAL is actively pursuing gas sales for the remaining uncontracted reserves.
          Unless MPAL is able to sell uncontracted gas, including reasonable endeavors gas not taken by PWC, its revenues will begin to decline substantially in 2010. Mereenie gas sales were approximately

$15.5 million (net of royalties) or 85% of total gas sales for the year ended June 30, 2008 and $12.4 million (net of royalties), or 85% of total gas sales for the year ended June 30, 2009.
Forward Looking Statements
          Statements in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among these risks and uncertainties are pricing and production levels from the properties in which the Company has interests and the extent of the recoverable reserves at those properties. In addition, the Company has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Contact: William H. Hastings, President and CEO of Magellan, (207) 776-5616
Daniel J. Samela, Chief Financial Officer of Magellan, at (860) 293-2006
Rules 4.3A

Appendix 4E
Preliminary Final Report
Name of entity
MAGELLAN PETROLEUM CORPORATION

	ABN	Financial Year Ended (‘Current Period’)
1.	117 452 454	30 June 2009

2.	Results for Announcement to the Market

					$US’000
2.1	Revenues from Ordinary Activities	down	31%	to	28,191

2.2	Profit from Ordinary Activities after Income Tax attributable to Members	up	107%	to	665

2.3	Net Profit for the period attributable to Members	up	107%	to	665

2.4	Dividends (distributions)	Amount per security	Franked amount per security
	Final dividend	N/A	N/A
	Interim dividend	N/A	N/A

2.5	Record date for determining entitlements to the dividend, (in the case of a trust, distribution)	N/A

2.6	Brief explanation of any of the figures in ‘For Announcement to the Market’ section necessary to enable the figures to be understood:

3.	Consolidated Statement of Financial Performance for the Financial Year Ended 30 June

	2009	2008
	Unaudited
Revenues:
Oil sales	$11,479,660	$19,786,175
Gas sales	14,740,296	18,523,095
Other production related revenues	1,970,621	2,585,540

Total revenues	28,190,577	40,894,810

Costs and expenses:
Production costs	8,153,263	8,865,663
Exploratory and dry hole costs	3,475,937	3,318,810
Salaries and employee benefits	1,708,997	1,605,341
Depletion, depreciation and amortization	6,785,952	18,021,236
Auditing, accounting and legal services	1,576,509	1,102,115
Accretion expense	531,405	716,130
Shareholder communications	633,112	392,880
Loss (gain) on sale of field equipment	12,072	(35,235)
Impairment loss	63,740	—
Other administrative expenses	3,969,658	3,591,856

Total costs and expenses	26,910,645	37,578,796

Operating income	1,279,932	3,316,014
Interest income	1,583,065	2,122,642

Income before income taxes and minority interests	2,862,997	5,438,656
Income tax expense	2,198,422	14,330,301

Net income (loss)	$664,575	$(8,891,645)

Average number of shares:
Basic	41,500,325	41,500,325

Diluted	41,500,325	41,500,325

Per share (basic and diluted) Net income (loss)	$0.02	$(0.21)

Notes to the financial statements will be contained in Item 8 of the Company’s Form 10-K for the fiscal year ended June 30, 2009.

4.	Consolidated Statement of Financial Position as at 30 June

	June 30,
	2009	2008
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$34,688,842	$34,615,228
Accounts receivable — Trade	5,346,111	8,357,839
Accounts receivable — Working Interest Partners	500,404	112,330
Marketable securities	997,306	1,708,222
Inventories	847,159	1,260,189
Other assets	598,509	404,160
Deferred income taxes	563,853	—

Total current assets	43,542,184	46,457,968

Deferred income taxes	5,708,448	6,368,665
Securities available for sale	903,924	—

Property and equipment, net:
Oil and gas properties (successful efforts method)	117,617,555	138,556,513
Land, buildings and equipment	2,962,649	3,346,368
Field equipment	868,504	1,040,281

	121,448,708	142,943,162
Less accumulated depletion, depreciation and amortization	(103,919,971)	(114,495,875)

Net property and equipment	17,528,737	28,447,287
Goodwill	4,020,706	4,020,706

Total assets	$71,703,999	$85,294,626

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,688,342	$2,929,445
Accrued liabilities	1,639,284	1,891,194
Income taxes payable	2,054,052	3,857,766

Total current liabilities	6,381,678	8,678,405

Long term liabilities:
Deferred income taxes	1,923,907	2,507,712
Other long term liabilities	70,232	48,998
Asset retirement obligations	9,815,262	11,596,084

Total long term liabilities	11,809,401	14,152,794

Commitments	—	—
Stockholders’ equity:
Common stock, par value $.01 per share:
Authorized 200,000,000 shares Outstanding 41,500,325	415,001	415,001
Capital in excess of par value	73,311,075	73,216,143
Accumulated deficit	(22,192,919)	(22,857,494)
Accumulated other comprehensive income	1,979,763	11,689,777

Total stockholders’ equity	53,512,920	62,463,427

Total liabilities, minority interests and stockholders’ equity	$71,703,999	$85,294,626

Notes to the financial statements will be contained in Item 8 of the Company’s Form 10-K for the fiscal year ended June 30, 2009.

5.	Consolidated Statement of Cash Flows for the Financial Year Ended 30 June

	2009	2008
	Unaudited	Restated
Operating Activities:
Net income (loss)	$664,575	$(8,891,645)
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) from sale of field equipment	12,072	(35,235)
Depletion, depreciation and amortization	6,785,952	18,021,236
Accretion expense	531,405	716,130
Deferred income taxes	(1,618,033)	(4,541,695)
Director’s options expense	94,932	63,141
Exploration and dry hole costs	5,765	1,328,114
Write off of exploration permits	295,731	—
Impairment loss	63,740	—
Changes in operating assets and liabilities:
Accounts receivable	1,270,721	(2,640,315)
Other assets	(194,348)	(26,946)
Inventories	203,312	(428,332)
Accounts payable and accrued liabilities	1,783,486	70,480
Income taxes payable	(930,137)	1,860,666

Net cash provided by operating activities	8,979,173	5,495,599

Investing Activities:
Additions to property and equipment	(2,430,184)	(4,249,215)
Proceeds from sale of field equipment	27,728	35,235
Oil and gas exploration activities	(491,490)	(1,890,795)
Investment in securities available for sale	(559,850)	—
Marketable securities matured	3,109,611	4,435,820
Marketable securities purchased	(2,398,695)	(1,765,775)

Net cash used in investing activities	(2,742,880)	(3,434,730)

Financing Activities:
Net cash used in financing activities	—	—

Effect of exchange rate changes on cash and cash equivalents	(6,162,679)	4,083,911

Net increase in cash and cash equivalents	73,614	6,144,780
Cash and cash equivalents at beginning of year	34,615,228	28,470,448

Cash and cash equivalents at end of year	$34,688,842	$34,615,228

Cash payments:
Income taxes	4,746,589	13,072,505
Interest	—	3,893,014

Supplemental Schedule of Noncash Investing and Financing Activities:
Unrealized holding gains	344,074	—
Revision to estimate of asset retirement obligations	(625,962)	43,482
Accounts payable related to property and equipment	163,457	1,993,964
Notes to the financial statements will be contained in Item 8 of the Company’s Form 10-K for the fiscal year ended June 30, 2009

6.	Dividends
       No dividends paid
7.	Details of Dividend or Distribution Reinvestment Scheme
       N/A
8.	Consolidated Accumulated Deficit

June 30, 2008	$(22,857,494)
Net income	664,575

June 30, 2009	$(22,192,919)

9.	Net Tangible Assets per Security
       Not required
10.	Control Gained over Entities having Material Effect
       N/A
      Loss of Control of Entities having Material Effect
       N/A
11.	Details of Associate and Joint Venture Entities
       N/A
12.	Other Significant Information
     On July 9, 2009, the Company completed, pursuant to the terms of a definitive purchase agreement and related amendments an equity investment in the Company by the Company’s strategic investor, Young Energy Prize S.A. (“YEP”), through the issuance to YEP of 8,695,652 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) and warrants to acquire an additional 4,347,826 shares of Common Stock. The Company received gross proceeds of $10 million, which will be used for working capital and general corporate purposes.
          The Warrant Agreement entitles YEP to purchase 4,347,826 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.20 per Warrant Share. The Warrant has a term of five years and contains certain provisions which would reduce the exercise price. Furthermore The First Amendment to the Purchase Agreement provides that, if YEP completes the purchase of the ANS Shares from the ANS Parties under the ANS-YEP Purchase Agreement, (more fully described in Item 8.01 of the Company’s Form 8-K filed on April 8,

2009,) then the exercise price payable by YEP for the Warrant Shares shall be reduced from $1.20 to $1.15 per share. This transaction was completed on July 30, 2009 reducing the exercise price to $1.15 per share.
Gas Contract
          MPAL’s major customer, Gasgo Pty. Ltd., a subsidiary of Power and Water Corporation (“PWC”) of the Northern Territory has contracted with Eni Australia for the supply of PWC’s Northern Territory gas demand requirement for twenty five years. Eni Australia, has encountered delay but is expected to commence partial production in the near term.The follow-on production schedule and timing is not yet available to us. MPAL and Santos (“Mereenie Producers”) principal Mereenie contracts expired in January and June 2009. Supply obligations ceased in June 2009, however, there is a reasonable endeavor obligation to supply certain of PWC’s requirements through to December 31, 2010. The Mereenie Producers will continue to supply PWC’s gas demand on a reasonable endeavors basis to augment Blacktip production as required until December 31, 2010. MPAL is actively pursuing gas sales for the remaining uncontracted reserves.
          Unless MPAL is able to sell uncontracted gas, including reasonable endeavors gas not taken by PWC, its revenues will begin to decline substantially in 2010. Mereenie gas sales were approximately $15.5 million (net of royalties) or 85% of total gas sales for the year ended June 30, 2008 and $12.4 million (net of royalties), or 85% of total gas sales for the year ended June 30, 2009.
Restatement of Consolidated Statement of Cash Flows
     Subsequent to the issuance of our 2008 annual report on Form 10-K we determined that in our consolidated statement of cash flows for the year ended June 30, 2007, we inappropriately added back to cash flows from operating activities $3.2 million of accounts payable related to property and equipment additions. This increase in accounts payable should have been reflected as a reduction of cash outflows from investing activities rather than an increase in cash flows from operating activities. This error also affected our consolidated statement of cash flows for the year ended June 30, 2008 as these amounts should have increased cash flows from operating activities through the adjustment for the change in accounts payable and should have been reflected as an increase to reported cash outflows for additions to property and equipment in the investing activities section for that year. The statement of cash flows for the years ended June 30, 2008 as contained herein has been adjusted for the restatement discussed above. This restatement has no impact on the change in cash and cash equivalents, the balance sheet or the statement of operations.

     Additionally, we also recently determined that the amounts we have previously reported in our consolidated statements of cash flows as investing outflows for exploration and dry hole costs have included certain engineering and other costs that do not result in the acquisition of an asset and should, therefore, be classified as operating cash outflows rather than investing outflows. The amounts of exploration and dry hole costs inappropriately included as investing outflows in previously issued consolidated statements of cash flows were $1.9 million for the year ended June 30, 2008 as contained herein. The statement of cash flows for the years ended June 30, 2008 as contained herein has been adjusted for the restatement discussed above. This restatement has no impact on the change in cash and cash equivalents, the balance sheet or the statement of operations.
13.	Accounting Standards for Foreign Entities
       US Generally Accepted Accounting Principles
14.	Commentary on Results for the Period
       See attached Media Release.
15.	Impact of Adopting Australian Equivalents to IFRS
       N/A
16.	Audited Accounts
       This report is based on accounts which are in the process of being audited.
17.	Likely Dispute or Qualification
N/A
       Date: August 31, 2009

By:	/s/ Daniel J. Samela
Daniel J. Samela
Chief Financial and Accounting Officer